INDEPENDENT AUDITORS' CONSENT
                         -----------------------------





The Board of Directors
Young Innovations, Inc.:

We consent to the incorporation by reference in registration statements Nos. 333-61572, 333-65673 and 333-57742 on Form S-8 of Young Innovations, Inc. of our report dated February 2, 2004, with respect to the consolidated balance sheets of Young Innovations, Inc. and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years then ended and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Young Innovations, Inc.

Our report refers to our audit of the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, to revise the 2001 consolidated financial statements, as more fully described in Note 9 to the consolidated financial statements. However, we were not engaged to audit, review or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures.


                                        /s/ KPMG LLP


Chicago, Illinois
March 4, 2004